EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
              FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC.

The undersigned incorporates, each being more than eighteen years of age and desiring to form a corporation under the laws of the State of South Carolina, declare that:

1. The name of the proposed corporation is First Citizens Bancorporation of South Carolina, Inc.

2. The initial registered office of the corporation is 1230 Main Street located in the City of Columbia, County of Richland, and the State of South Carolina; and the name of its initial registered agent at such address is R.
W. Braswell.

3.  The period of duration of the corporation shall be perpetual.


NOTE: PARAGRAPHS 4. THROUGH 5.e. BELOW WERE CHANGED 12/28/84 AND PARAGRAPHS 4. AND 5.e. WERE LATER CHANGED ON APRIL 28. 1993. THESE CHANGES ARE INCLUDED AT THE END OF THIS DOCUMENT.

4. The corporation is authorized to issue 936,704 shares of common stock (par value $5.00 each); 77,045 shares of preferred stock, consisting of 10,000 shares of Series "A" Cumulative Preferred Stock (par value $50.00 each); 15,000 shares of Series "B" Cumulative Preferred Stock (par value $50.00 each); 8,077 shares of Series "C" Cumulative Preferred Stock (par value $20.00 each); 8,000 shares of Series "D" Cumulative Preferred Stock (par value $50.00 each); and 35,968 shares of Series "F" Cumulative Preferred Stock (par value $50.00 each).

5. The relative rights, preferences and limitations of such classes and of the several series into which the preferred stock is divided are as follows:

  a.  Common
  Holders of common shares shall have one vote for each share on all matters on which shareholders are entitled to vote. They shall have no preemptive rights to buy or acquire from the corporation any shares of the corporation, or any options or rights to purchase such shares. Their rights in respect of dividends and liquidation are subject to the rights and preferences of the holders of preferred shares as herein set forth.

  b.  Preferred
     (i) Series "A" Cumulative Preferred Stock - Holders of Series "A" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $2.50 per share annually, payable quarterly. The corporation may, at its option, at any time on or after July 1, 1984, upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding Series "A" shares at the rate of $50.00 per share, plus accrued and unpaid dividends.

     (ii) Series "B" Cumulative Preferred Stock - Holders of Series "B" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $2.50 per share annually, payable quarterly. The corporation may, at its option, at any time, upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding Series "B" shares at the rate of $50.00 per share, plus accrued and unpaid dividends.

     (iii) Series "C" Cumulative Preferred Stock - Holders of Series "C" shares are entitled to be paid, when declared by the Board of Directors, cash dividends (the "regular dividend") at the rate of $2.00 per share annually, payable quarterly. In addition to such regular dividends, holders of Series "C" shares are entitled to be paid when declared by the Board of Directors, a special dividend (the "special dividend") in December of each year in which the regular dividend per share paid on Series "C" shares is less than twice the amount per share paid by the corporation on its common shares. The special dividend shall be that amount per share which equals the difference between the regular dividend paid per share on the Series "C" shares during such year and twice the amount of cash dividends per share paid on the common stock during such year. Upon any increase in the number of common shares outstanding as a result of a stock split or stock dividend, the amount of the special dividend shall be adjusted to the extent necessary to avoid dilution of rights of holders of Series "C" shares to such dividend. The corporation may, at its option, at any time, upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding shares of Series "C" at the rate of $100.00 per share, plus accrued and unpaid dividends.

     (iv) Series "D" Cumulative Preferred Stock - Holders of Series "D" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $2.50 per share annually, payable quarterly. The corporation may, at its option, at any time on or after February 1, 1985, upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding shares of Series "D" at the rate of $100 per share, plus accrued and unpaid dividends.

     (v) Series "F" Cumulative Stock - Holders of Series "F" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $2.50 per share annually, payable quarterly. The corporation may, at its option, at any time upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding shares of Series "F" at the rate of $50.00 per share, plus accrued and unpaid dividends.

  c. Before any dividend shall be declared or paid in respect of the Common Stock, the holders of Preferred Stock, without preference or priority as between series, shall be entitled, when declared by the Board of Directors, to receive dividends at the rates hereinabove set forth. Such preference as to dividends shall be cumulative.

  d. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any amount shall be paid in respect of the Common Stock, the holders of Preferred Stock, without preference or priority as between series, shall be entitled to receive from assets available for distribution to shareholders for each such share held an amount equal to the par value thereof and to all dividends accrued but unpaid as of the date of liquidation.

  e. Holders of preferred shares of each series of preferred stock shall have one vote for each share on all matters on which shareholders are entitled to vote. Neither holders of common shares nor holders of preferred shares shall have any right to vote as a class except in such cases as class voting may be required by law.
There shall be no right of cumulative voting in the election of directors.

5.  The total amount of authorized capital stock is $8,293,460.00.

6. The existence of the corporation shall begin as of the filing date with the Secretary of State.

7. The number of directors constituting the initial board of directors of the corporation is seven, and the name and address of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:
  Name                                      Address
  Frank B. Holding                          519 Rosewood Drive
                                            Smithfield, North Carolina 27577
  Paul D. Sloan                             500 S. Fourteenth Avenue
                                            Dillon, South Carolina 29536
  J. Bonner Baxter                          747 Cross Hill Road
                                            Columbia, South Carolina  29205
  William E. Sellars                        4721 Lockewood Lane
                                            Columbia, South Carolina  29206
  Henry F. Sherrill                         1718 Rosyln Drive
                                            Columbia, South Carolina  29206
  C. M. Tucker, Jr.                         610 North Pearl Street
                                            Pageland, South Carolina  29728
  J. William Wakefield, Jr.                 1425 Thornwood Drive
                                            Spartanburg, South Carolina  29302

8. The purpose for which the corporation is organized are: to engage in business as a one-bank holding company or as a multi-bank holding company; to buy, sell and lease, develop and deal in real property and personal property of every type and kind; to conduct manufacturing and mining operations of every type and kind; to engage in the business of providing services of all types; and to engage in such other lawful types of business as the board of directors of the corporation may, from time to time, deem advisable.

9.  The name and address of each incorporator is:
   Name                                    Address
   R. W. Braswell                          Route 1, Box 216
                                           Chapin, South Carolina  29036
   Marie M. Savage                         240 Jamil Road
                                           Columbia, South Carolina  29210
Dated:  August 9, 1982

STATE OF SOUTH CAROLINA     (COUNTY OF RICHLAND)
The undersigned R. W. Braswell and Marie M. Savage do hereby certify that they are the incorporators of First Citizens Bancorporation of South Carolina, Inc. and are authorized to execute this verification; that each of the undersigned for himself does hereby further certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.
R. W. Braswell                 Marie M. Savage

NOTE: PARAGRAPHS 9.1 AND 9.2 WERE ADDED APRIL 5, 1989 AND ARE INCLUDED AT THE END OF THIS DOCUMENT.

10. I, the undersigned, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of chapter 7 of Title 33 of the South Carolina code of 1976, relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.

A. L. Moses
Lumpkin & Sherrill
Post Office Drawer 447, 1340 Bull Street
Columbia, South Carolina  29202
Dated:  August 9, 1982

AMENDMENTS TO ARTICLES OF INCORPORATION

The following are true and correct copies of changes to the Articles of Incorporation of First citizens Bancorporation of South Carolina, Inc. which were duly authorized by the Shareholders, under Articles of Merger between First Citizens Bancorporation of South Carolina, Inc. and Twin States Financial Corporation, at a shareholders meeting held on December 28, 1984. The changes involved paragraphs 4 and 5 which now read:

"4. The corporation is authorized to issue 2,000,000 shares of Common Stock having a par value of $5.00 each; 1,000,000 shares of Non-Voting Common Stock having a par value of $5.00 each; 68,968 shares of preferred stock having a par value of $50.00 each, and consisting of 10,000 shares of Series "A" Cumulative Preferred Stock, 15,000 shares of Series "B" Cumulative Preferred Stock, 8,000 shares of Series "D" Cumulative Preferred Stock, and 35,968 shares of Series "F" Cumulative Preferred Stock; 8,077 shares of preferred stock having a par value of $20.00 each and consisting of 8,077 shares of Series "C" Cumulative Preferred Stock; and 500,000 shares of preferred stock without par value, designated as No-Par Preferred Stock and consisting of 590 shares of Series "E" Cumulative
Preferred Stock, 11,659 shares of Series "G" Cumulative Preferred Stock, and 487,751 shares of such No-Par Cumulative Preferred Stock not presently established as one or more series. The board of directors of the corporation shall have the authority to establish from such No Par shares one or more series and to fix and determine the relative rights and preferences of the shares of any series so established.

5. The relative rights, preferences and limitations of such classes and of the several series into which the preferred stock is divided are as follows:

  a.  Common Stock
  Holders of shares of Common Stock shall have one vote for each share on all matters on which shareholders are entitled to vote and may vote cumulatively for the election of the corporation's directors. They shall have no preemptive rights to buy or acquire from the corporation any shares of the corporation, or any options or rights to purchase such shares. Their rights in respect of dividends and liquidation are subject to the rights and preferences of the holders of preferred shares as herein set forth.
  Holders of shares of Non-Voting Common Stock shall have no right to vote on any matter on which shareholders are entitled to vote except in such instances as South Carolina law may require that they vote as a class, in which event holders of such shares shall have one vote for each share. In all other respects, holders of Non-Voting Common Stock shall have the same rights, privileges and limitations (including lack of preemptive rights) that holders of Common Stock have.

  b.  Preferred
     (i) Series "A" Cumulative Preferred Stock - Holders of Series "A" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $2.50 per share annually, payable quarterly. The corporation may, at its option, at any time upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding Series "A" shares at the rate of $50.00 per share, plus accrued and unpaid dividends.

   (ii) Series "B" Cumulative Preferred Stock - Holders of Series "B" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $2.50 per share annually, payable quarterly. The corporation may, at its option, at any time, upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding Series "B" shares at the rate of $50.00 per share, plus accrued and unpaid dividends.

     (iii) Series "D" Cumulative Preferred Stock - Holders of Series "D" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $2.50 per share annually, payable quarterly. The corporation may, at its option, at any time on or after February 1, 1985, upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding shares of Series "D" at the rate of $100 per share, plus accrued and unpaid dividends.

     (iv) Series "E" Cumulative Preferred Stock - Holders of Series "E" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $10.00 per share annually, payable semi-annually. The corporation may, at its option, at any time upon twenty days written notice, call for redemption in cash all or any part (by lot if in part) of the then outstanding shares of Series "E" at the rate of $200.00 per share, plus accrued and unpaid dividends.

     (v) Series "F" Cumulative Preferred Stock - Holders of Series "F" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $2.50 per share annually, payable quarterly. The corporation may, at its option, at any time upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding shares of Series "F" at the rate of $50.00 per share, plus accrued and unpaid dividends.

     (vi) Series "C" Cumulative Preferred Stock - Holders of Series "C" shares are entitled to be paid, when declared by the Board of Directors, cash dividends (the "regular dividend") at the rate of $2.00 per share annually, payable quarterly. In addition to such regular dividends, holders of Class "C" shares are entitled to be paid when declared by the Board of Directors, a special dividend (the "special dividend") in December of each year in which the regular dividend per share paid on Class "C" shares is less than twice the amount per share paid by the corporation on its common shares. The special dividend shall be that amount per share which equals the difference between the regular dividend paid per share on the Class "C" shares during such year and twice the amount of cash dividends per share paid on the common stock during such year. Upon any increase in the number of common shares outstanding as a result of a stock split or stock dividend, the amount of the special dividend shall be adjusted to the extent necessary to avoid dilution of rights of holders of Class "C" shares to such dividend. The corporation may, at its option, at any time, upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding shares of Class "C" at the rate of $100.00 per share, plus accrued and unpaid dividends.

     (vii) Series "G" Cumulative Preferred Stock - Holders of Series "G" shares are entitled to be paid, when declared by the Board of Directors, cash dividends at the rate of $2.50 per share annually, payable quarterly. The corporation may, at its option, at any time after January 1, 1990, upon twenty days written notice, redeem for cash all or any part (by lot if in part) of the then outstanding shares of Series "G" at the rate of $50.00 per share, plus accrued and unpaid dividends.

  c. Before any dividend shall be declared or paid in respect of the Common Stock, or the Non-Voting Common Stock the holders of preferred stock, without preference or priority as between classes or series, shall be entitled, when declared by the Board of Directors, to receive dividends at the rates hereinabove set forth. Such preference as to dividends shall be cumulative.

  d. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any amount shall be paid in respect of the Common Stock, or the Non-Voting Common Stock the holders of preferred stock, without preference or priority as between class or series, shall be entitled to receive from assets available for distribution to shareholders all dividends accrued but unpaid as of the date of liquidation and for each such share having a par value an amount equal to the par value thereof and for each share of Series G, the sum of $50.00, and for each share of Series E the sum of $200.00.

  e. Holders of shares of Series "A", "B", "C", "D", "F" and "G" stock shall have one vote for each share on all matters on which shareholders are entitled to vote, and may vote cumulatively for the election of the corporation's directors. Holders of shares of Series "E" stock shall have no right to vote on any matter on which shareholders are entitled to vote, except as required by law and except that if at any time the dividend is in arrears on such series, the holders thereof may, in the election of the directors, cast one vote per share. Neither holders of common shares nor holders of preferred shares shall have any right to vote as a class except in such cases as class voting may be required by law."

E. W. Wells, Secretary


The following are true and correct copies of changes to the Articles of Incorporation of First Citizens Bancorporation of South Carolina, Inc. which were duly authorized by the shareholders at a shareholders meeting held on April 5, 1989. The changes involved additions of paragraphs 9.1 and 9.2 which read:

"9.1 Pursuant to Section 35-2-221 of the South Carolina Code, as amended, the provisions of Sections 35-2-201 through 35-2-226 of the 1976 South Carolina Code, enacted as part of Section 8 of Act 444 of 1988 (R.490) shall not apply to this corporation.

9.2 A director of the corporation shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for: (i) act of omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (ii) any breach of the director's duty of loyalty to the corporation or its stockholders; (iii) any transaction from which the director derived an improper personal benefit; or (iv) liability for unlawful distributions imposed under Section 33-8-330 of the 1976 South Carolina Code, as amended."

E. W. Wells, Corporate Secretary

On April 28, 1993, the corporation adopted the following Amendment(s) to its Articles of Incorporation:

Resolved, that Paragraph 4 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

"4. The corporation is authorized to issue 2,000,000 shares of Common Stock having a par value of $5.00 each; 1,000,000 shares of Non-Voting Common Stock having a par value of $5.00 each; 68,968 shares of preferred stock having a par value of $50.00 each, and consisting of 10,000 shares of Series "A" Cumulative Preferred Stock, 15,000 shares of Series "B" Cumulative Preferred Stock, 8,000 shares of Series "D" Cumulative Preferred Stock, and 35,968 shares of Series "F" Cumulative Preferred Stock; 8,077 shares of preferred stock having a par value of $20.00 each and consisting of 8,077 shares of Series "C" Cumulative Preferred Stock; and 5,000,000 shares of preferred stock without par value, designated as No-Par Preferred Stock and consisting of 590 shares of Series "E" Cumulative
Preferred  Stock,  11,659 shares of Series "G" Cumulative  Preferred  Stock, and
4,987,751 shares of such No-Par Cumulative Preferred Stock not presently established as one or more series. The board of directors of the corporation shall have the authority to establish from such No Par shares one or more series and to fix and determine the relative rights and preferences of the shares of any series so established."

Resolved, that Paragraph 5 of the Articles of Incorporation of the Corporation is hereby amended to add sub-paragraph "e" thereto, which shall read as follows:

"5. e. The corporation elects not to have preemptive rights with respect to any class or series of its shares."